Exhibit 10.2


                         SALARY CONTINUATION AGREEMENT


     THIS AGREEMENT is made as of XXXXXXX between THE ROCHESTER COMMUNITY SAVINGS BANK ("RCSB") and XXXXXXXXXX ("Executive").

     BACKGROUND. Executive Is employed by the Bank in a senior executive capacity and has acquired knowledge and expertise of considerable value to the Bank. In recognition of Executive's value to the Bank and of Executive's past services, and as an inducement to secure his future services and his agreement to the covenants set forth herein, the Bank desires to provide Executive with certain benefits.

     NOW, THEREFORE, to induce Executive to remain in the employ of the Bank, and for other good and valuable consideration, the Bank hereby agrees with Executive as follows:

     1  DEFINITIONS.

        For the purposes of this Agreement, unless the context otherwise requires, the following terms, when capitalized, shall have the meanings set forth below:

        .1  "Bank"   means  The   Rochester   Community   Savings Bank and its
successors.

        .2 "Cause" means willful misconduct or gross negligence by Executive in connection with the performance of his duties to the Bank or any of the RCSB Entities; misappropriation of, or intentional material damage to, the property or business of the Bank or any of the RCSB Entities by Executive; or commission of a felony by Executive.

        .3 "Change in Control Plan" means the Rochester Community Savings Bank Senior Executive Severance Plan, as amended to the date of this Agreement, a copy of which is attached to this Agreement as Exhibit A.

        .4 "Disability" means total disability, as that term is defined in the long-term disability plan in effect for key executives of the Bank at the time the disability arises, or if no such definition is in effect, "total disability" shall be defined in accordance with the Social Security Act, provided that the period of such total disability shall exceed six (6) consecutive months.



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        .5  "Final   Monthly  Salary"   means   an   amount   equal  to    the
Executive's highest monthly base salary paid or payable by the Bank during the twelve months immediately preceding any Termination of Executive's employment.

        .6 "RCSB Entity" means any corporation, a majority of whose shares entitled to vote for directors are owned directly or indirectly by RCSB Financial, Inc. ("RCSB Financial"), the Bank or any of their subsidiaries or any partnership or other entity, a majority of whose voting interest is owned directly or indirectly by RCSB Financial, the Bank or any of their subsidiaries.

        .7 "Severance Expiration Date" means the earliest of the following to occur: (a) the expiration of [TWELVE (12) OR TWENTY-FOUR (24)] full calendar months after the month in which Termination of Executive's employment occurs; (b) the date of Executive's death; and (c) Executive's attainment of age 65.

        .8 "Termination" means (a) termination of the employment of Executive with the Bank and the RCSB Entities for any reason other than death, Disability or Cause, or (b) resignation of Executive within twelve months after the occurrence of (i) a significant reduction in the nature or the scope of the Executive's authority as an executive of the Bank or any of the RCSB Entities, or (ii) a reduction in Executive's base salary (not taking into account any increases in payroll deductions for medical or other benefits or the effect or tax increases) payable by the Bank and the RCSB Entities, unless any such reduction in base salary shall have been mutually agreed to in advance by the Bank and Executive.

     2  RIGHTS UNDER CHANGE IN CONTROL PLAN

        .1  Group  A Executive.   It  is  hereby  agreed  that Executive will,
so long as he remains employed by the Bank, remain a participant in, and be designated a "Group A Executive" under, the Change in Control Plan.

        .2 Effect of Amendments. No amendment, abandonment or termination of the Change in Control Plan after the date hereof shall be effective to impair or abridge the rights of Executive thereunder, provided, however, that any amendment to the Change in Control Plan that is required by law and does not, taken as a whole, decrease the benefits to Executive under the Change in Control Plan, shall be effective with respect to the Executive and his rights under the Change in Control Plan.



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     3  TERMINATION BENEFITS

     Subject to Executive's compliance with the terms of Sections 4, 5 and 6 hereof, in the event of a Termination of Executive's employment (other than a Termination entitling Executive to severance payments and benefits under the Change in Control Plan), Executive shall be entitled to receive the severance payments and benefits described in the following Sections 3.1 through 3.5:

        .1 Monthly Payments. The Bank will make monthly payments to Executive of Executive's Final Monthly Salary, in accordance with the Bank's normal payroll practices, commencing with the month after Termination occurs and ending with the month in which the Severance Expiration Date occurs.

        .2 Supplemental Executive Retirement Plan. If, as of the date of this Agreement, Executive is a participant in a supplemental executive retirement plan (a "SERP") maintained by the Bank or any RCSB Entity, or if the Executive shall become covered by a SERP sponsored by the Bank or any RCSB Entity after the date of this Agreement, Executive shall continue to be an active participant in the SERP until his Severance Expiration Date and contributions to, and benefit accruals under, any such SERP, shall be determined in accordance with the terms of the SERP as if the monthly payments under Section 3.1 hereof were "compensation" for services provided by Executive as an active employee of the Bank. Notwithstanding the foregoing, to the extent that Executive commences receiving benefits under any such SERP, then from the date such benefit payments commence from the SERP, the monthly payments under Section 3.1 shall cease to be taken into account for purposes of such SERP.

        .3 Split Dollar Life Insurance. Executive shall continue as an active participant in the Bank's split dollar life insurance program until the Severance Expiration Date and the Bank will continue to pay its share of the premiums payable thereunder until such date. After the Severance Expiration Date, the Bank shall transfer and assign to Executive the Bank's rights under, and entire interest in, the split dollar life insurance policy covering Executive upon Executive's payment to the Bank of the lesser of (a) the aggregate amount of premiums previously paid by the Bank under such insurance policy, and (b) the cash surrender value of such insurance policy.

        .4 Continuation of Other Benefits. The Executive shall receive, at a cost to the Executive not in excess of costs imposed on similarly situated executives who are actively employed by the Bank, all other welfare and fringe benefits he would have been entitled to receive had he continued in



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the employ of the Bank until his Severance Expiration Date, including, without limitation,  life,  medical  and  dental  insurance, automobile, and club dues
associated  with   club  memberships   provided  to  Executive  prior  to  the
Termination.    Notwithstanding  the foregoing, after Executive's Termination,
Executive shall not be entitled to participate in any tax-qualified plans (including, but not limited to, the RCSB Retirement Savings Plan and the RCSB Employee Investment and Stock Ownership Plan), any stock-based plans, or any
short-term  disability,  long-term  disability,  or   accidental    death   or
dismemberment plans or policies maintained by any of the RCSB Entities, except to the extent required by applicable law.

        .5 Benefits Superseded by Change in Control Plan. In the event of any Termination that entitles Executive to severance payments and benefits under the Change in Control Plan, the Executive shall receive the payments and benefits provided for under the Change in Control Plan. In such event, this Agreement and the obligations of the Bank and Executive hereunder shall terminate.

     4  CERTAIN RESTRICTIVE COVENANTS

     Executive   agrees  that  for  a  period  of  one-year  after Executive's
Termination, Executive will not (and he will not cause, or permit if it is within his power to prevent, any other person to) employ or offer employment to, or conduct or participate in discussions concerning the employment of, any officer or employee of any RCSB Entity without the prior written consent of the Bank.

     5  CONFIDENTIALITY

        .1 Confidential Information. Executive acknowledges that he has no right to use or disclose to any person, firm or corporation information concerning any customer list, trade or business secrets or confidential, commercial or financial information of the RCSB Entities that he knew or should have known was intended by the RCSB Entities to be confidential and that he did not have reason to believe had been made public other than through his breach of this Section 5 (collectively, "Confidential Information"). Accordingly, Executive covenants and agrees that he shall not use, and he will not permit if it is within his reasonable power to prevent the use of, any Confidential Information, and shall not divulge any Confidential Information to any person, firm or corporation whatsoever, except as may be required by applicable law. The Bank agrees that Executive may obtain future employment in the banking or financial services industry and, in that capacity, he may use general information and knowledge regarding business and banking practices



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and  information other than Confidential Information, some or all of which may have been acquired or developed while Executive was employed by the Bank, and such use will not be deemed a violation of this Section 5.

        .2 No Removal of Confidential Information. Executive agrees that on and after his Termination, he will not remove from the RCSB Entities, reproduce or make abstracts of any Confidential Information belonging to or within the custody or possession of any of the RCSB Entities, and that he will return to RCSB, or destroy and certify the destruction of, any Confidential Information in his possession or under his control.

        .3 Required Notices. In the event that Executive believes that any Confidential Information is excepted from his obligations under this
Section 5, or he is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, criminal or civil investigative demand or similar process) to disclose any Confidential Information, he will use his best efforts to provide the RCSB Entities with prompt written notice so that they may seek (with Executive's cooperation, if so requested by the Bank) a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. The RCSB Entities will advise Executive promptly of the action they intend to take. In the event that such protective order or other remedy is not promptly obtained, or that the Bank waives compliance with the provisions of this Agreement, Executive will furnish or use only that portion of the Confidential Information which is legally required or otherwise permitted. In the absence of instruction from any appropriate governmental agency (or the staff thereof) or court of competent jurisdiction, any decision as to what portion of the Confidential Information is legally required to be furnished will be made by Executive in consultation with the Bank.

     6  SPECIFIC PERFORMANCE

        Executive acknowledges that any breach of the covenants set forth in Sections 4 and 5 hereof will cause irreparable damage that would be incapable of precise measurement and for which no adequate remedy would exist at law and agrees that injunctive relief, in addition to all other remedies, shall be available therefor. It is the intent and understanding of the parties hereto that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant, or promise is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant, or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency, and, if it cannot be so modified, that



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it  shall  be  deemed  amended  to  delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such modification or amendment in any event to apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

     7  MISCELLANEOUS

        .1  Rights  to   Contractual  Benefits.   The  rights  of Executive to
benefits under this Agreement shall be solely those of an unsecured creditor of the Bank.

        .2 Successors. This Agreement shall be binding upon and inure to the benefit of Executive, his beneficiaries and estate, and the Bank and any successor to the Bank, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by Executive except by will or by the laws of descent and distribution.

        .3 No Right to Continued Employment. Nothing in this Agreement shall be deemed to give Executive the right to be retained in the employ of the Bank or any RCSB Entity, or to interfere with the right of the Bank or any RCSB Entity to discharge him at any time and for any lawful reason, with or without notice, subject in all cases to the terms of this Agreement.

        .4 Transfer to Subsidiary. In the event that Executive is transferred to an RCSB Entity other than the Bank, the Bank agrees that this Agreement shall be amended in such manner as may be necessary or appropriate to ensure that this Agreement will continue to provide Executive with the benefits and protections intended to be provided hereby.

        .5 Effect of Bank's Merger or Transfer of Assets. Except as set forth in Section 3.6, this Agreement shall not be terminated or affected in any way by any: (a) merger or consolidation involving RCSB Financial or the Bank; or (b) transfer of all or substantially all of the assets of RCSB Financial or the Bank. In the event of any such merger, consolidation the Bank or transfer of assets of the Bank, the surviving or resulting entity or the transferee the Bank's assets shall be bound by the provisions of this Agreement. The Bank shall take all actions necessary to ensure that such entity or transferee is bound by the provisions of this Agreement.



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        .6  Severability.    Any   provision   in   this    Agreement  that is
prohibited  or  unenforceable  shall be ineffective only to the extent of such
prohibition  or  unenforceability  without  invalidating   or  affecting   the
remaining provisions hereof.

        .7 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties. It may not be released, discharged, or modified except by an instrument in writing signed by both parties.

        .8 Withholding Taxes. Any payments or benefits provided to Executive hereunder shall be subject to Executive's satisfaction of any applicable withholding required under federal, state or local law and any additional withholding to which Executive has agreed.

        .9  Headings.    The  headings   and  captions herein are provided for
reference and convenience only, shall not be considered part of the Agreement, and shall not be employed in the construction of the Agreement.

        .10  Governing   Law.    This  Agreement  shall  in all   respects  be
governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed therein.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above set forth.



                                  __________________________
                                  XXXXXXXXXXXX

                                  THE ROCHESTER COMMUNITY SAVINGS BANK

                                   By      __________________________
                                           Leonard S. Simon

                                   Title   Chairman of the Board of Directors,
                                           President and Chief
                                           Executive Officer



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